Exhibit 99.1

E A R N I N G S    R E L E A S E

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES SECOND QUARTER 2012 RESULTS

MIDDLEBURG, VA. – July 31, 2012 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.8 million or $0.25 per share for the second quarter of 2012.

“The second quarter results demonstrate the trend toward improved earnings at Middleburg Bank as well as at subsidiaries Southern Trust Mortgage and Middleburg Investment Group,” commented Gary R. Shook, president and CEO of Middleburg Financial Corporation. “Moreover, we continue to take advantage of this market cycle as an opportunity to attract high level talent in each of our business lines.  While we are certainly pleased with the Company’s progress this quarter and with year to date results, we recognize that we must continue our efforts to improve asset quality, increase loan growth, and improve our efficiency.”

Second Quarter 2012 Highlights:

•	Net income of $1.8 million or $0.25 per diluted share, compared to $1.2 million or $0.17 per diluted share for the second quarter of 2011;
•	Net interest margin of 3.57%, compared to 3.78% for the second quarter of 2011;
•	Gain-on-sale revenue from mortgages increased 89.7% compared to the second quarter of 2011;
•	Total revenue of $16.8 million, an increase of 20.2% over the second quarter of 2011;
•	Total assets of $1.2 billion, an increase of 2.2% over December 31, 2011;
•	Deposits increased by $45.4 million or 4.9% since December 31, 2011;
•	Provision for loan losses decreased by 32.8% compared to second quarter of 2011; and
•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 8.6%, Total Risk-Based Capital Ratio of 14.9%, Tier 1 Risk-Based Capital Ratio of 13.7%, and a Tier 1 Leverage Ratio of 9.0% at June 30, 2012.

Total Revenue

Total revenue was $16.8 million in the quarter ended June 30, 2012 compared to $15.7 million in the quarter ended March 31, 2012, representing an increase of 6.8%, and $14.0 million in the quarter ended June 30, 2011, representing an increase of 20.2%.

Net interest income was $9.7 million during the three months ended June 30, 2012, which was 2.4% lower than the quarter ended March 31, 2012 and an increase of 2.9% compared to the quarter ended June 30, 2011. The yield on average earning assets was 4.40% for the quarter ended June 30, 2012 compared to 4.56% for the previous quarter and 4.86% for the quarter ended June 30, 2011, representing a decrease of 16 basis points from the previous quarter and a decrease of 46 basis points from the quarter ended June 30, 2011.  The decrease in yields on earning assets in the second quarter of 2012 compared to the previous quarter was primarily due to a large increase in cash balances at the end of the second quarter combined with a decline in yields on loans. The decrease in the yield on earning assets from the quarter ended June 30, 2011 reflected a 40 basis point decrease in the yield on the loan portfolio and a decrease of 59 basis points in the yield on the securities portfolio.

The average cost of interest bearing liabilities was 1.00% for the quarter ended June 30, 2012, compared to 1.06% in the previous quarter, and 1.26% for the quarter ended June 30, 2011, representing a decrease of 6 basis points from the previous quarter and a decrease of 26 basis points from the quarter ended June 30, 2011.  Costs for wholesale borrowings decreased by 4 basis points during the quarter, while costs for retail deposits decreased by 4 basis points during the same period.  The decline in the cost of retail deposits during the quarter ended June 30, 2012, compared to the previous quarter, was primarily due to reductions in interest expenses related to interest bearing non maturity deposits. Lower rates also allowed us to refinance maturing brokered deposits and Federal Home Loan Bank advances during the quarter. Cost of funds is calculated by dividing annualized total interest expense by the sum of average interest bearing liabilities and average demand deposits. Cost of funds was 0.86% for the quarter ended June 30, 2012 compared to 0.91% for the quarter ended March 31, 2012, a decrease of 5 basis points from the previous quarter.

The net interest margin for the three months ended June 30, 2012 was 3.57%, compared to 3.69% for the previous quarter, and 3.78% for the quarter ended June 30, 2011, representing a decrease of 12 basis points from the previous quarter and a decrease of 21 basis points compared to the quarter ended June 30, 2011.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

Non-interest income increased by $1.3 million or 22.5% when comparing the quarter ended June 30, 2012 to the previous quarter and increased by $1.1 million or 18.7% compared to the quarter ended June 30, 2011. The primary reason for the higher non-interest income in the second quarter of 2012 relative to the prior quarter was higher gain-on-sale revenues from the Company’s mortgage operations.

Southern Trust Mortgage originated $232.3 million in mortgage loans during the quarter ended June 30, 2012 compared to $210.8 million originated during the previous quarter, and $153.0 million originated during the quarter ended June 30, 2011, an increase of 10.2% compared to the previous quarter and an increase of 51.8% when comparing calendar quarters.  Gains on mortgage loan sales increased by 34.1% when comparing the quarter ended June 30, 2012 to the previous quarter.  Gains on mortgage loan sales increased by 89.7% when comparing the quarter ended June 30, 2012 to the quarter ended June 30, 2011.  Gains on mortgage loan sales included in the accompanying statements of income are presented net of originator commissions incurred to originate the loans.

The revenues and expenses of Southern Trust Mortgage for the three month periods ended June 30, 2012 and June 30, 2011 are reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States.  The outstanding equity interest not held by the Company is reported on the Company’s balance sheets as “Non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statements of income as “Net (income) / loss attributable to non-controlling interest.”

Trust and investment advisory service fees earned by Middleburg Trust Company (“MTC”) increased by 6.3% when comparing the quarter ended June 30, 2012 to the previous quarter, and increased by 5.0% compared to the quarter ended June 30, 2011.  Trust and investment advisory fees are based primarily upon the market value of the accounts under administration. Total consolidated assets under administration by MTC were at $1.3 billion at June 30, 2012, a decrease of 1.0% relative to March 31, 2012 and an increase of 5.0% relative to June 30, 2011.

Net securities gains were $148,000 during the quarter June 30, 2012 compared to $140,000 during the previous quarter and $87,000 during the quarter ended June 30, 2011.

Non-Interest Expense

Non-interest expense in the second quarter of 2012 was unchanged compared to the previous quarter and increased by 2.8% compared to the quarter ended June 30, 2011.

Salaries and employee benefit expenses increased by $149,000 or 2.0% when comparing the second quarter of 2012 to the previous quarter. Salaries and employee benefits increased by $1.0 million or 16.3% versus the second quarter of 2011 due to increased compliance and operational salaries at the Company’s mortgage subsidiary.  Expenses related to Other Real Estate Owned (OREO) increased by $588,000 or 206% when comparing the second quarter of 2012 to the previous quarter. Advertising expenses increased by $147,000 or 49.0% during the quarter.

The Company’s efficiency ratio was 72.7% for the second quarter of 2012, compared to an efficiency ratio of 76.5% for the second quarter of 2011.  The efficiency ratio is not a measurement under accounting principles generally accepted in the United States.  The Company calculates its efficiency ratio by dividing non interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.  Prior to March 31, 2012, the Company did not exclude amortization of intangibles and other real estate expenses from total non-interest expense.  The efficiency ratios for the periods ended December 31, 2011 and prior and included in tables in this release have been restated for consistent presentation.

Asset Quality and Provision for Loan Losses

The provision for loan losses in the quarter ended June 30, 2012 was $730,000 compared to a provision of $792,000 in the previous quarter and a provision of $1.1 million in the quarter ended June 30, 2011, representing a decrease of 7.8% from the previous quarter and a decrease of 32.8% from the quarter ended June 30, 2011.

The Allowance for Loan and Lease Losses (ALLL) was $14.9 million representing 2.18% of total portfolio loans outstanding at June 30, 2012 and at March 31, 2012.

Loans that were delinquent for more than 90 days and still accruing were $1.4 million as of June 30, 2012 compared to $167,000 as of March 31, 2012.

Non-accrual loans were $18.8 million at the end of the second quarter compared to $22.3 million as of March 31, 2012, representing a decrease of 15.5% during the second quarter of 2012. Troubled debt restructurings that were performing as agreed were $4.3 million at the end of the second quarter compared to $4.0 million as of March 31, 2012. Other Real Estate Owned (OREO) was $13.3 million as of June 30, 2012 compared to $12.1 million as of March 31, 2012, representing an increase of 10.3% during the second quarter. Total non-performing assets were $37.8 million or 3.1% of total assets at June 30, 2012, compared to $38.6 million or 3.2% of total assets as of March 31, 2012.

Total Consolidated Assets

Total assets at June 30, 2012 were $1.2 billion, an increase of 1.3% from March 31, 2012.

Total portfolio loans increased by $3.5 million or 0.5% in the second quarter of 2012. The securities portfolio (excluding restricted stock) decreased by $9.1 million or 2.8% in the second quarter relative to the previous quarter. Balances of mortgages held for sale decreased by $13.1 million or 16.1% in the second quarter of 2012 compared to the previous quarter.   Cash balances and deposits at other banks increased by 75% in the second quarter of 2012 compared to the previous quarter.

Deposits and Other Borrowings

Total deposits increased by $23.5 million or 2.5% in the second quarter.  Brokered deposits, including CDARS program funds, were $85.8 million at June 30, 2012, down 15% from March 31, 2012. FHLB advances were $77.9 million at June 30, 2012, compared to $82.9 million in advances at March 31, 2012.

Equity and Capital

Total shareholders’ equity at June 30, 2012 was $109.9 million, compared to shareholders’ equity of $107.9 million as of March 31, 2012. Retained earnings at June 30, 2012 were $43.8 million compared to $42.4 million at March 31, 2012. The book value of the Company’s common stock at June 30, 2012 was $15.57 per share.

The Company’s total risk-based capital ratio continued to increase to 14.9% as of June 30, 2012 from 14.8% at March 31, 2012 and 14.7% at December 31, 2011.  The Tier 1 risk-based capital ratio also increased from 13.5% at December 31, 2011 to 13.7% at June 30, 2012 and the Tier 1 Leverage Ratio increased to 9.0% from 8.8% at December 31, 2011.

As depicted in the following table, the Company’s risk-based capital ratios remain well above regulatory minimum capital ratios:

MIDDLEBURG FINANCIAL CORPORATION
Risk-Based Capital Ratios
June 30, 2012

	(1)		MFC
	Regulatory		Excess
	Minimum	MFC	over
	Requirement	Ratios	Minimum

Tier 1 Leverage Ratio	4.0%	9.0%	5.0%

Tier 1 Risk-Based Capital Ratio	4.0%	13.7%	9.7%

Total Risk-Based Capital Ratio	8.0%	14.9%	6.9%

(1) Under the regulatory framework for prompt corrective action.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston,  Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through 17 offices in 11 states.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,
	2012	2012	2011
ASSETS
Cash and due from banks	$5,934	$6,514	$6,163
Interest-bearing deposits with other institutions	72,877	38,523	45,107
Total cash and cash equivalents	78,811	45,037	51,270
Securities available for sale	314,530	323,584	308,242
Loans held for sale	67,965	81,027	92,514
Restricted securities, at cost	7,167	7,665	7,117
Loans receivable, net of allowance for loan losses of $14,969 at June 30,
2012, $14,861 at March 31, 2012, and $14,623 at December 31, 2011	670,941	667,508	656,770
Premises and equipment, net	21,021	21,099	21,306
Goodwill and identified intangibles	6,103	6,146	6,189
Other real estate owned, net of valuation allowance of $1,982 at June 30,
2012, $1,492 at March 31, 2012, and $1,522 at December 31, 2011	13,335	12,095	8,535
Prepaid federal deposit insurance	3,510	3,753	3,993
Accrued interest receivable and other assets	35,467	35,297	36,924

TOTAL ASSETS	$1,218,850	$1,203,211	$1,192,860

LIABILITIES
Deposits:
Non-interest-bearing demand deposits	$154,838	$150,385	$143,398
Savings and interest-bearing demand deposits	509,291	475,138	460,576
Time deposits	311,156	326,249	325,895
Total deposits	975,285	951,772	929,869
Securities sold under agreements to repurchase	33,034	32,154	31,686
Short-term borrowings	8,393	14,166	28,331
FHLB borrowings	77,912	82,912	82,912
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	7,066	7,457	6,894
Commitments and contingent liabilities	-	-	-
TOTAL LIABILITIES	1,106,845	1,093,616	1,084,847

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized,
7,052,554, 7,005,315 and 6,996,932 issued and outstanding at
June 30, 2012, March 31, 2012, and December 31, 2011, respectively)	17,364	17,359	17,331
Capital surplus	43,616	43,551	43,498
Retained earnings	43,805	42,389	41,157
Accumulated other comprehensive income	5,100	4,582	3,926
Total Middleburg Financial Corporation shareholders' equity	109,885	107,881	105,912
Non-controlling interest in consolidated subsidiary	2,120	1,714	2,101

TOTAL SHAREHOLDERS' EQUITY	112,005	109,595	108,013

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,218,850	$1,203,211	$1,192,860

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Income
(In thousands, except for per share data)

	Unaudited		Unaudited
	For the Six Months		For the Three Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$19,547	$19,466	$9,616	$9,731
Interest and dividends on securities available for sale
Taxable	3,439	3,150	1,704	1,751
Tax-exempt	1,203	1,165	596	604
Dividends	89	72	45	36
Interest on deposits in banks and federal funds sold	49	60	25	33
Total interest and dividend income	24,327	23,913	11,986	12,155

INTEREST EXPENSE
Interest on deposits	3,739	4,640	1,846	2,332
Interest on securities sold under agreements to
repurchase	167	125	84	69
Interest on short-term borrowings	237	116	89	53
Interest on FHLB borrowings and other debt	584	602	287	306
Total interest expense	4,727	5,483	2,306	2,760

NET INTEREST INCOME	19,600	18,430	9,680	9,395
Provision for loan losses	1,522	1,541	730	1,087

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	18,078	16,889	8,950	8,308

NONINTEREST INCOME
Service charges on deposit accounts	1,068	1,015	538	526
Trust services income	1,900	1,850	979	983
Gains on loans held for sale	8,822	6,785	5,053	3,938
Gains on securities available for sale, net	288	122	148	87
Total other-than-temporary impairment losses	(46)	(17)	(36)	-
Portion of loss recognized in other
comprehensive income	46	16	36	-
Net other than temporary impairment losses	-	(1)	-	-
Commissions on investment sales	272	365	125	185
Fees on mortgages held for sale	106	241	64	87
Other service charges, commissions and fees	271	249	121	134
Bank-owned life insurance	245	262	123	139
Other operating income (expense)	12	105	(2)	(55)
Total noninterest income	12,984	10,993	7,149	6,024

NONINTEREST EXPENSE
Salaries and employees' benefits	14,863	15,129	7,506	7,813
Net occupancy and equipment expense	3,533	3,316	1,755	1,640
Advertising	747	441	447	285
Computer operations	779	708	394	343
Other real estate owned	1,160	950	874	606
Other taxes	408	402	205	205
Federal deposit insurance expense	519	765	261	358
Other operating expenses	4,616	3,478	1,869	1,703
Total noninterest expense	26,625	25,189	13,311	12,953

Income before income taxes	4,437	2,693	2,788	1,379
Income tax expense	1,014	618	598	301

NET INCOME	3,423	2,075	2,190	1,078
Net (income) loss attributable to non-
controlling interest	(72)	351	(421)	121
Net income attributable to Middleburg
Financial Corporation	$3,351	$2,426	$1,769	$1,199

Earnings per share:
Basic	$0.48	$0.35	$0.25	$0.17
Diluted	$0.48	$0.35	$0.25	$0.17
Dividends per common share	$0.10	$0.10	$0.05	$0.05

QUARTERLY SUMMARY STATEMENTS OF INCOME
MIDDLEBURG FINANCIAL CORPORATION
(Unaudited. Dollars in thousands except per share data)
	For the Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
Interest and Dividend Income
Interest and fees on loans	$9,616	$9,931	$10,014	$9,912	$9,731
Interest on tax-exempt investment securities	-	-	-	-	-
Interest and dividends on securities available for sale
Taxable	1,704	1,735	1,750	1,727	1,751
Tax Exempt	596	607	606	592	604
Dividends	45	44	36	36	36
Interest on deposits in banks and federal funds sold	25	24	20	30	33
Total interest and dividend income	$11,986	$12,341	$12,426	$12,297	$12,155
Interest Expense
Interest on deposits	$1,846	$1,893	$1,940	$2,287	$2,332
Interest on securities sold under agreements to repurchase	84	83	84	84	69
Interest on short-term borrowings	89	148	144	58	53
Interest on FHLB borrowings and other debt	287	297	299	312	306
Total interest expense	$2,306	$2,421	$2,467	$2,741	$2,760
Net interest income	$9,680	$9,920	$9,959	$9,556	$9,395
Provision for loan losses	730	792	319	1,024	1,087
Net interest income after provision
for loan losses	$8,950	$9,128	$9,640	$8,532	$8,308
Non-Interest Income
Trust services income	$979	$921	$911	$932	$926
Service charges on deposit accounts	538	530	542	538	526
Net gains on securities available for sale (1)	148	140	197	141	87
Total other-than-temporary impairment gain (loss) on securities	(36)	(10)	6	(16)	-
Portion of (gain) loss recognized in other comprehensive income	36	10	(9)	(5)	-
Net other-than-temporary impairment loss	-	-	(3)	(21)	-
Commissions on investment sales (1)	125	147	101	100	98
Bank owned life insurance	123	122	101	123	139
Gains on loans held for sale	5,053	3,769	4,294	3,780	2,664
Fees on mortgages held for sale	64	42	8	84	87
Other operating income	119	164	220	104	79
Total non-interest income	$7,149	$5,835	$6,371	$5,781	$4,606
Non-Interest Expense
Salaries and employee benefits (2)	$7,506	$7,357	$8,470	$6,900	$6,452
Net occupancy and equipment expense	1,755	1,778	1,732	1,700	1,640
Other taxes	205	203	205	205	205
Advertising	447	300	512	446	285
Computer operations	394	385	428	365	343
Other real estate owned	874	286	925	689	606
Audits and examinations
Legal fees
Federal deposit insurance expense	261	258	251	244	358
Other operating expenses	1,869	2,747	2,244	1,689	1,646
Total non-interest expense	$13,311	$13,314	$14,767	$12,238	$11,535

Income before income taxes	$2,788	$1,649	$1,244	$2,075	$1,379
Income tax expense	598	416	278	454	301
Net income	$2,190	$1,233	$966	$1,621	$1,078
Less: Net (income) loss attributable to non-controlling interest	(421)	349	170	(223)	121
Net income attributable to Middleburg Financial Corporation	$1,769	$1,582	$1,136	$1,398	$1,199

Net income per common share, basic	$0.25	$0.23	$0.16	$0.20	$0.17
Net income per common share, diluted	$0.25	$0.23	$0.16	$0.20	$0.17
Dividends per common share	$0.05	$0.05	$0.05	$0.05	$0.05

(1)	As of March 31, 2012, amounts presented are net of commissions paid to generate these revenue sources. Prior periods have been restated to conform to this presentation.
(2)
As of March 31, 2012, salaries and employee benefit expenses exclude commissions paid on mortgage loan originations and investment sales.  These commissions are netted against their respective revenue amounts in the statements of income.  Prior periods have been restated to reflect this presentation.

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited. Dollars in thousands except per share data)	For the Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011

Net income	$1,769	$1,582	$1,136	$1,398	$1,199
Earnings per share, basic	$0.25	$0.23	$0.16	$0.20	$0.17
Earnings per share, diluted	$0.25	$0.23	$0.16	$0.20	$0.17
Dividend per share	$0.05	$0.05	$0.05	$0.05	$0.05

Return on average total assets - Year to Date	0.57%	0.54%	0.44%	0.46%	0.45%
Return on average total equity - Year to Date	6.21%	5.95%	4.87%	5.07%	4.95%
Dividend payout ratio	19.87%	22.11%	30.80%	25.00%	29.41%
Non-interest revenue to total revenue (1)	41.97%	36.47%	38.27%	37.12%	32.48%

Net interest margin (2)	3.57%	3.69%	3.67%	3.64%	3.78%
Yield on average earning assets	4.40%	4.56%	4.55%	4.66%	4.86%
Yield on average interest-bearing liabilities	1.00%	1.06%	1.07%	1.21%	1.26%
Net interest spread	3.40%	3.50%	3.48%	3.45%	3.60%

Non-interest income to average assets (3)	2.35%	1.93%	2.10%	1.97%	1.63%
Non-interest expense to average assets (3)	4.47%	4.50%	5.03%	4.28%	4.16%

Efficiency ratio - QTD (Tax Equiv) (4)	72.68%	77.24%	83.64%	73.92%	76.51%

(1)	Excludes securities gains and losses including OTTI adjustments.
(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded.  Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.  This calculation excludes net securities gains and losses.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets.
(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States.  It is calculated by dividing non interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.  Prior to March 31, 2012, the Company did not exclude amortization of intangibles and other real estate expenses from total non-interest expense.  The efficiency ratios for the periods ended December 31, 2011and prior have been restated for consistency of presentation purposes.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited. Dollars in thousands except per share data)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
BALANCE SHEET RATIOS
Loans to deposits (Including HFS)	77.30%	80.21%	82.15%	81.65%	80.02%
Portfolio loans to deposits	70.33%	71.69%	72.20%	74.29%	74.66%
Average interest-earning assets to
average-interest bearing liabilities	121.73%	120.99%	121.22%	119.85%	117.42%
PER SHARE DATA
Dividends	$0.05	$0.05	$0.05	$0.05	$0.05
Book value (MFC Shareholders)	$15.57	$15.40	$15.13	$15.04	$14.68
Tangible book value (3)	$14.71	$14.52	$14.24	$14.15	$13.78
SHARE PRICE DATA
Closing price	$17.00	$15.71	$14.25	$15.00	$14.94
Diluted earnings multiple (1)	17.00	17.08	22.27	18.75	21.97
Book value multiple(2)	1.09	1.02	0.94	1.00	1.02

COMMON STOCK DATA
Outstanding shares at end of period	7,052,554	7,005,315	6,996,932	6,996,932	6,996,932
Weighted average shares O/S Basic - QTD	7,030,639	6,994,858	6,996,932	6,996,932	6,977,503
Weighted average shares O/S, diluted - QTD	7,042,111	7,000,169	6,998,019	6,998,494	6,980,331
CAPITAL RATIOS
Capital to Assets - Common shareholders	9.02%	8.97%	8.88%	9.13%	8.97%
Capital to Assets - with Noncontrolling Interest	9.19%	9.11%	9.05%	9.32%	9.16%
Tangible common equity ratio (4)	8.56%	8.50%	8.40%	8.63%	8.47%
Leverage ratio	8.99%	8.89%	8.81%	8.97%	9.12%
Tier 1 risk based capital ratio	13.66%	13.57%	13.46%	12.87%	12.90%
Total risk based capital ratio	14.92%	14.83%	14.72%	14.13%	14.16%
CREDIT QUALITY
Net charge-offs to average total loans	0.08%	0.07%	0.11%	0.13%	0.08%
Total non-performing loans to total portfolio loans	3.57%	3.88%	4.53%	4.80%	5.25%
Total non-performing assets to total assets	3.10%	3.21%	3.27%	3.34%	3.66%
Non-accrual loans to:
total portfolio loans	2.74%	3.26%	3.78%	4.51%	4.76%
total assets	1.54%	1.85%	2.12%	2.64%	2.82%
Allowance for loan losses to:
total portfolio loans	2.18%	2.18%	2.18%	2.24%	2.22%
non-performing assets	39.56%	38.53%	37.53%	39.24%	35.98%
non-accrual loans	79.61%	66.80%	57.69%	49.61%	46.67%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days and still accruing	$1,372	$167	$1,233	$1,561	$3,230
Non-accrual loans	18,802	22,247	25,346	30,485	32,298
Restructured loans (Not in non accrual)	4,334	4,056	3,853	404	112
Other real estate owned and repossessed assets	13,335	12,095	8,535	6,096	6,255
Total non-performing assets	$37,843	$38,565	$38,967	$38,546	$41,895
NET LOAN CHARGE-OFFS:
Loans charged off (QTD)	$694	$700	$893	$1,017	$621
Recoveries (QTD)	(72)	(146)	(73)	(44)	(32)
Net charge-offs (QTD)	$622	$554	$820	$973	$589
PROVISION FOR LOAN LOSSES	$730	$792	$319	$1,024	$1,087
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$14,861	$14,623	$15,124	$15,073	$14,575
Provision	730	792	319	1,024	1,087
Net charge-offs	(622)	(554)	(820)	(973)	(589)
Balance at the end of period	$14,969	$14,861	$14,623	$15,124	$15,073

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period.  The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share.  The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

MIDDLEBURG FINANCIAL CORPORATION
Average Balances, Income and Expenses, Yields and Rates

	Three Months Ended June 30,
	2012			2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$264,106	$1,749	2.66%	$225,332	$1,787	3.18%
Tax-exempt (1)	61,813	903	5.88%	55,400	915	6.62%
Total securities	$325,919	$2,652	3.27%	$280,732	$2,702	3.86%
Loans
Taxable	$749,834	$9,616	5.16%	$701,701	$9,731	5.56%
Tax-exempt (1)	-	-	-	-	-	-
Total loans (3)	$749,834	$9,616	5.16%	$701,701	$9,731	5.56%
Federal funds sold	-	-	-	-	-	-
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	48,025	25	0.21%	47,222	32	0.27%
Total earning assets	$1,123,778	$12,293	4.40%	$1,029,655	$12,465	4.86%
Less: allowances for credit losses	(15,138)			(14,672)
Total nonearning assets	83,781			94,479
Total assets	$1,192,421			$1,109,462

Liabilities:
Interest-bearing deposits:
Checking	$310,262	$334	0.43%	$294,374	$490	0.67%
Regular savings	106,725	96	0.36%	96,570	205	0.85%
Money market savings	57,566	49	0.34%	58,046	94	0.65%
Time deposits:
$100,000 and over	140,233	560	1.61%	139,718	633	1.82%
Under $100,000	180,961	807	1.79%	167,780	910	2.17%
Total interest-bearing deposits	$795,747	$1,846	0.93%	$756,488	$2,332	1.24%

Short-term borrowings	7,687	88	4.60%	5,840	53	3.64%
Securities sold under agreements
to repurchase	32,268	83	1.03%	32,956	69	0.84%
FHLB borrowings and other debt	87,463	288	1.32%	81,638	306	1.50%
Federal funds purchased	3	-	0.00%	3	-	0.00%
Total interest-bearing liabilities	$923,168	$2,305	1.00%	$876,925	$2,760	1.26%
Non-interest bearing liabilities
Demand deposits	150,689			122,380
Other liabilities	6,822			7,863
Total liabilities	$1,080,679			$1,007,168
Non-controlling interest	2,231			1,999
Shareholders' equity	109,511			100,295
Total liabilities and shareholders'
equity	$1,192,421			$1,109,462

Net interest income		$9,988			$9,705

Interest rate spread			3.40%			3.60%
Cost of Funds			0.86%			1.11%
Interest expense as a percent of
average earning assets			0.82%			1.07%
Net interest margin			3.57%			3.78%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 366 day year.
(3) Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION
Average Balances, Income and Expenses, Yields and Rates

Six Months Ended June 30,
2012			2011
Average	Income/	Yield/	Average	Income/	Yield/
Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
(Dollars in thousands)

Assets :
Securities:
Taxable	$263,757	$3,528	2.69%	$215,085	$3,222	3.02%
Tax-exempt (1)	61,808	1,823	5.93%	54,691	1,765	6.51%
Total securities	$325,565	$5,351	3.31%	$269,776	$4,987	3.73%
Loans
Taxable	$747,647	$19,547	5.26%	$698,183	$19,466	5.62%
Tax-exempt (1)	-	-	0.00%	-	-	0.00%
Total loans (3)	$747,647	$19,547	5.26%	$698,183	$19,466	5.62%
Federal funds sold	-	-	0.00%	-	-	0.00%
Interest on money market investments	-	-	0.00%	-	-	0.00%
Interest bearing deposits in
other financial institutions	47,174	49	0.21%	44,619	60	0.27%
Total earning assets	$1,120,386	$24,947	4.48%	$1,012,578	$24,513	4.88%
Less: allowances for credit losses	(15,005)			(14,710)
Total nonearning assets	82,625			94,830
Total assets	$1,188,006			$1,092,698

Liabilities:
Interest-bearing deposits:
Checking	$306,953	$717	0.47%	$290,710	$976	0.68%
Regular savings	105,867	211	0.40%	93,129	392	0.85%
Money market savings	57,095	106	0.37%	59,451	195	0.66%
Time deposits:
$100,000 and over	141,460	1,132	1.61%	135,205	1,238	1.85%
Under $100,000	180,568	1,573	1.75%	168,156	1,838	2.20%
Total interest-bearing deposits	$791,943	$3,739	0.95%	$746,651	$4,639	1.25%

Short-term borrowings	10,542	236	4.50%	5,789	117	4.08%
Securities sold under agreements
to repurchase	33,196	167	1.01%	31,141	125	0.81%
FHLB borrowings and other debt	87,627	585	1.34%	78,205	602	1.55%
Federal Funds Purchased	2	-	0.00%	2	-	0.00%
Total interest-bearing liabilities	$923,310	$4,727	1.03%	$861,788	$5,483	1.28%
Non-interest bearing liabilities
Demand Deposits	147,411			122,370
Other liabilities	6,536			7,250
Total liabilities	$1,077,257			$991,408
Non-controlling interest	2,293			2,397
Shareholders' equity	108,456			98,893
Total liabilities and shareholders'
equity	$1,188,006			$1,092,698

Net interest income		$20,220			$19,030

Interest rate spread			3.45%			3.60%
Cost of Funds			0.89%			1.12%
Interest expense as a percent of
average earning assets			0.85%			1.09%
Net interest margin			3.63%			3.79%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 366 day year.
(3) Total average loans include loans on non-accrual status.